                    [Aircastle Investment Limited letterhead]

February 3, 2005

Mr. David Walton
9249 NE 37th Place
Yarrow Point, WA 98004

Dear David:

     It is with great pleasure that we extend to you an offer to join Aircastle
Advisor LLC (together with its Affiliates (as defined below), the "Company" or
"Aircastle") on the terms and conditions set forth below.

Title:             General Counsel

Start Date:        On or about February  15, 2005 (the "Start Date")

Location:          US offices of Aircastle, currently at 1251 Avenue of the
                   Americas, New York, NY, provided, however, that you may be requested to relocate to offices of Aircastle or one of its foreign Affiliates (i) in Connecticut, (ii) in Dublin or,
                   (iii) as you and we may agree, such other location outside of the U.S.

Base Salary:       Your base salary is $200,000.

Initial Payment:   To help defray certain expenses associated with your
                   relocation, you will receive a payment of $45,000, payable together with your first paycheck; provided, however, that you agree to repay to the Company the full amount of such
                   payment (without interest) in the event that for any reason
                   (other than a termination of your employment by the Company without cause (as defined below)) you are not employed by the
                   Company on the six month anniversary of your Start Date.

Annual             The Company may in its sole discretion decide to grant you
Discretionary      additional compensation or a bonus; however this letter
Incentive          agreement does not entitle you to such a payment (other than,
Compensation:      as provided below, the Guaranteed 2005 Bonus).

                   You shall receive additional compensation from the Company in respect of 2005 equal to $200,000 (your "Guaranteed 2005
                   Bonus"). The Guaranteed 2005 Bonus will be paid as soon as practicable after performance results in respect of 2005 have been determined, but in no event later than January 31, 2006.

                   Payment of additional compensation or a bonus in any given fiscal or calendar year does not entitle you to additional compensation or a bonus in any subsequent year. You must be actively employed by and not have given notice of your
                   termination of your employment with the Company (or any
                   Affiliate of Aircastle for whom you may be employed on a
                   full-time basis at the time) at the time such bonus or
                   additional compensation is to be paid in order to be eligible therefore. In the event that you are terminated by the
                   Company (other than in the case where you are offered
                   employment by any of Affiliate of or successor to the
                   Company) without cause (as defined below) (but not including a termination in the event of your death or disability) the
                   Company shall pay you (i) if such termination occurs at any time prior to December 31, 2007, an amount equal to your base salary plus (ii) if such termination occurs at any time after your Start Date and prior to the date on which you have been paid your Guaranteed 2005 Bonus, an amount equal to your
                   Guaranteed 2005 Bonus, such amount(s) to be paid within
                   thirty (30) days of such date of termination, provided you sign a separation agreement prepared by the Company which
                   includes a general release of claims.

                   The following outlines what we anticipate will be the
                   Company's approach to incentive compensation, subject to the foregoing paragraphs, although the Company will be free to change its incentive compensation methodology from time to time: you can expect that a portion of each year's annual
                   bonus will be paid in cash (either at the end of the
                   applicable fiscal year or at the beginning of the subsequent fiscal), and that the remaining portion of the bonus will be paid as grant of restricted stock, with the portion of the bonus to be paid in stock to increase with levels of
                   compensation. The number of such shares of restricted stock to be granted will be calculated by dividing the amount being paid in stock by the FMV of the stock on the date of grant.
                   Generally, restrictions on such shares of restricted stock will lapse 1/3 on each of the 3rd, 4th and 5th anniversaries of the date of grant. You would receive dividends on unvested shares.

                   In connection with your joining the Company, you shall be
                   awarded a grant (the "Grant") of 50,000 shares of restricted stock which shall vest one-third on each of the 3rd, 4th and
                   5th anniversaries of your Start Date. You would receive
                   dividends on unvested shares. The Grant will be made pursuant to a restricted stock agreement in form and substance
                   customary under such circumstances, including provisions
                   which provide that (i) you shall be vested in one-third of the Grant if your employment is terminated by the Company
                   without cause prior to the day on which such shares shall be fully vested and (ii) you shall be vested in 100% of the
                   Grant if both (x) a change of control (to be defined in the
                   Company's incentive stock award plan) occurs and (ii) your employment is terminated by the Company (or its successor)
                   without cause within 12 months of such change of control.

Expense            The Company will reimburse business expenses incurred in the ordinary

Reimbursement:     course of business, including reasonable moving expenses from your home in the Seattle area to the New York metropolitan area.

Benefits:          You (and your eligible dependents, if any) may at your
                   election be covered under such health insurance plan as
                   covers Aircastle employees, subject to applicable exclusions and limitations. You are eligible to participate in
                   Aircastle's 401(k) plan, if any, subject to the terms of the plan. You are eligible to participate in all other perquisite and benefit arrangements generally made available by
                   Aircastle to its senior executives, subject to the terms of such plans or programs. Each such benefit is subject to
                   modification, including elimination, from to time, at
                   Aircastle's sole discretion. You shall be entitled to
                   vacation of 20 days per year in accordance with Aircastle's vacation policies.

"Cause"            For purposes of this Letter Agreement, "cause" means (i) your commission of an act of fraud or dishonesty in the course of your service; (ii) your indictment or entering of a plea of nolo contendere for a crime constituting a felony or in
                   respect of any act of fraud or dishonesty; (iii) your
                   commission of an act which would make you (or Aircastle or
                   Fortress Investment Group LLC or any of its affiliates
                   (collectively, "Fortress")) subject to being enjoined,
                   suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations,
                   including a statutory disqualification; (iv) your gross
                   negligence or willful misconduct in connection with your
                   employment by Aircastle; (v) your commission or omission of any act that would result in or might reasonably be a
                   substantial factor resulting in the termination of Fortress or any of its affiliates, for cause under any of Fortress's, or any of its affiliates', material management, advisory or similar agreements; (vi) your willful failure to comply with any material policies or procedures of Aircastle (or, for so long as your place of work is co-located at Fortress offices,
                   Fortress) as in effect from time to time provided that you shall have been delivered a copy of such policies or notice that they have been posted on an Aircastle (or Fortress)
                   website prior to such compliance failure, and or (vii) your commission of any material breach of any of the provisions or covenants set forth herein, provided, however, that discharge pursuant to this clause (vii) shall not constitute discharge for "Cause" unless you shall have received written notice
                   from Aircastle stating the nature of such breach and
                   affording you an opportunity correct the act(s) or
                   omission(s) complained of within ten (10) days of your
                   receipt of such notice.

Policies and       You agree to comply fully with all of the Company's and for
Procedures:        so long as your place of work is co-located at Fortress
                   offices, all Fortress policies and procedures, as amended
                   from time to time.

Termination:       If your employment with the Company terminates for any
                   reason, you hereby agree that you shall immediately resign from all positions (including, without limitation, any
                   management, officer or director position) that you hold on the

                   date of such termination with the Company, or any of the
                   their respective affiliates or with any entity in which the
                   Company or any of its affiliates has made any investment. You hereby agree to execute and deliver such documentation
                   reasonably required by the Company as may be necessary or
                   appropriate to enable the Company, any of the Company's
                   affiliates or any entity in which the Company or any of its affiliates has made an investment to effectuate such
                   resignation, and in any case, your execution of this Letter
                   Agreement shall be deemed the grant by you to the officers of the Company of a limited power of attorney to sign in your name and on your behalf such documentation solely for the
                   limited purposes of effectuating such resignation.

Set-Off; Etc:      You hereby acknowledge and agree, without limiting the rights of the Company otherwise available at law or in equity, that, to the extent permitted by law, any or all amounts or other consideration payable to you hereunder or any other agreement with the Company (including any of its affiliates), may be set-off against any or all amounts or other consideration
                   payable by you to the Company under this Letter Agreement or to the Company or any of its affiliates under any other
                   agreement between you and the Company or any of its
                   affiliates, including, without limitation, any obligation
                   resulting from your breach of the terms hereof.

Representation:    You represent that you are free to be employed hereunder
                   without any contractual restrictions, express or implied,
                   with respect to any of your prior employers. You represent that you have not taken or otherwise misappropriated and you do not have in your possession or control any confidential and proprietary information belonging to any of your prior employers or connected with or derived from your services to prior employers. You represent that you have returned to all prior employers any and all such confidential and proprietary information. You further acknowledge that Aircastle and
                   Fortress have informed you that you are not to use or cause the use of such confidential or proprietary information in any manner whatsoever in connection with your employment by
                   Aircastle or any affiliate. You agree that you will not use such information.

                   You represent that you understand that this Letter Agreement sets forth the terms and conditions of your employment
                   relationship with Aircastle or an affiliate and as such, you have no express or implied right to be treated the same as or more favorably than any other employee of Aircastle or any of its affiliates with respect to any matter set forth herein based on the terms or conditions of such person's employment relationship with Aircastle or any of its affiliates. You
                   further agree to keep the terms of this Letter Agreement
                   confidential and not to disclose any of the terms or
                   conditions hereof to any other person, including any employee of Aircastle or Fortress, except your attorney or accountant or, upon the advice of counsel after notice to Aircastle, as may be required by law or as may be required in order to
                   enforce or defend

                   against the enforcement of this Letter Agreement.

Restrictive        You shall not, directly or indirectly, without prior written
Covenants:         consent of Aircastle, provide consultative services to, own, manage, operate, join, control, participate in, be engaged in, be employed by or be connected with, any business,
                   individual, partner, firm, corporation or other entity,
                   including without limitation any business, individual,
                   partner, firm, corporation, or other entity that directly or indirectly competes with (any such action, individually, and in the aggregate, to "compete with"), Aircastle or any of its affiliates, at any time during your employment. In the case where your employment with the Company is terminated by you for any reason or by your employer for cause, such
                   restrictions shall apply for three (3) months after the
                   effective date of such termination solely as to any aircraft leasing and/or aircraft finance business managed by Aircastle or Fortress or any of their affiliates. Notwithstanding
                   anything else herein, the mere "beneficial ownership" by you, either individually or as a member of a "group" (as such
                   terms are used in Rule 13(d) issued under the Securities
                   Exchange Act of 1934) of not more than 5% of the voting stock of any public company shall not be deemed in violation of
                   this Letter Agreement. These restrictions shall not apply
                   following the termination of your employment if (i) you did not receive in respect of the most recent fiscal year prior to the date of termination aggregate compensation of at least
                   $500,000 (valuing any restricted stock awarded to you based on its value on the date of grant) or (ii) Fortress
                   terminates your employment without cause.

                   You shall keep secret and retain in strictest confidence, and shall not use for your benefit or the benefit of others,
                   except in connection with the business and affairs of the
                   Company (which, for purposes of and in each instance used in this paragraph and the next paragraph, shall include Fortress
                   (including (i) any fund managed by Fortress or any of its
                   affiliates during or prior to the period of your employment with the Company and (ii) the Company's other affiliates,
                   including, without limitation, portfolio investments of the private equity business of Fortress)), all confidential
                   information of and confidential matters (whether made
                   available in written, electronic form or orally) relating to
                   (x) the Company's business and the Company (including,
                   without limitation, the actual investments of the Company, the contemplated investments of the Company, the financial performance of Aircastle or any fund managed by Fortress or of any investment thereof, and the identity of the equity
                   investors in the Company or in any of the funds or businesses
                   Fortress or any of its affiliates manages), (y) all
                   corporations or other business organizations in which the
                   Company has or has had an investment and (z) third parties, learned by you heretofore or hereafter directly or indirectly in connection with your employment or from the Company (the
                   "Confidential Company Information"). In consideration of, and as a condition to, continued access to Confidential Company
                   Information, and without prejudice to or limitation on any other confidentiality obligation imposed by agreement or

                   law, you hereby undertake to use and protect Confidential
                   Company Information in accordance with restrictions placed on its use or disclosure. Without limiting the foregoing, you shall not disclose such Confidential Company Information to any director, officer, partner, employee or agent of the
                   Company unless, in your reasonable good faith judgment, such person has a need to know such Confidential Company
                   Information in furtherance of the business of the Company and you shall not disclose Confidential Company Information to anyone outside of the Company except with the Company's
                   express written consent. The foregoing restrictions shall not apply to Confidential Company Information which (i) is at the time of receipt or thereafter becomes publicly known other than a result of your having breached this Letter Agreement or (ii) is received by you from a third party not under an obligation to any person to keep such information
                   confidential, subject to your use of your reasonable best
                   efforts to obtain (and to cooperate with the Company's
                   efforts to obtain) judicial approval for such information to be disclosed under seal or subject to other confidentiality orders. All memoranda, notes, lists, records, property and any other tangible product and documents (and all copies and excerpts thereof), whether visually perceptible,
                   machine-readable or otherwise, made, produced or compiled by you or made available to you concerning the business of the
                   Company, (i) shall at all times be the property of the
                   Company and shall be delivered to the Company at any time
                   upon its request, and (ii) upon your termination of
                   employment, shall be immediately returned to the Company. The foregoing shall not limit any other confidentiality
                   obligations imposed by agreement or by law.

                   From the date hereof through the end of the one-year period commencing with your termination of employment with the
                   Company, you shall not, without the Company's prior written consent, directly or indirectly, (i) solicit or encourage to leave the employment or other service of the Company or any of its affiliates any employee or independent contractor
                   thereof or (ii) hire (on behalf of yourself or any other
                   person or entity) any employee or independent contractor who has left the employment or other service of the Company or any of its affiliates within the one-year period which
                   follows the termination of such employee's or independent
                   contractor's employment or other service with the Company or any such affiliate.

                   Any breach by you of any of the provisions of the three
                   foregoing paragraphs (the "Restrictive Covenants") shall
                   entitle Aircastle (including each of its affiliates) to cease making any payments to you under any agreement, including
                   this Letter Agreement, pursuant to which you are entitled to monies from Aircastle, or Fortress (or any such affiliate).
                   In addition, you acknowledge and agree that any breach by you of the Restrictive Covenants would result in irreparable
                   injury and damage for which money damages would not provide an adequate remedy. Therefore, if you breach, or threaten to commit a breach of, any of the provisions of the Restricted
                   Covenants, the Company shall have the right and remedy, in addition to, and not in lieu of, any other rights and
                   remedies available to the Company under law or in

                   equity (including, without limitation, the recovery of
                   damages), to have the Restrictive Covenants specifically
                   enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against you of
                   restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of the
                   Restrictive Covenants. You acknowledge and agree that the
                   Restrictive Covenants are reasonable in geographical and
                   temporal scope and in all other respects. If it is determined that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive
                   Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court or other decision-maker of competent jurisdiction
                   determines that any provision of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, then, after such
                   determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be
                   reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                   Notwithstanding anything in this Letter Agreement to the
                   contrary, the provisions of this and the five foregoing
                   paragraphs shall survive any termination of this Letter
                   Agreement and any termination of your employment.

Employment         You are an at-will employee. This letter is not a contract of
Relationship:      employment for any specific period of time, and your
                   employment may be terminated by you or by the Company at any time for any reason or no reason whatsoever. Notwithstanding the foregoing, you agree to provide the Company with at least
                   30 days advance written notice of your termination. In each case where the term Company is used in this Letter Agreement it shall mean, in addition to the Company, any Affiliate of
                   Aircastle or Fortress for whom you may be employed on a
                   full-time basis at the applicable time.

                   The Company shall be entitled, in connection with its
                   investment structuring, tax planning, business organization or other reasons, to terminate your employment in connection with an invitation from another affiliate of Aircastle (an
                   "Affiliate"), to accept employment with such Affiliate in
                   which case the terms and conditions hereof shall apply to
                   your employment relationship with such entity mutatis
                   mutandis. For the sake of clarity, any termination of your employment under such circumstances in which you are not
                   offered employment with another Affiliate of the Company
                   shall be a termination without Cause.

Entire
Agreement:         This Letter Agreement contains the entire agreement between the parties with respect to the subject matter hereof and
                   supersedes all prior agreements, written or oral, with
                   respect thereto. Without limiting the foregoing, any prior offer letter is hereby superceded in its entirety. YOU
                   REPRESENT THAT IN

                   EXECUTING THIS LETTER AGREEMENT YOU HAVE NOT RELIED UPON ANY
                   REPRESENTATION OR STATEMENT NOT SET FORTH HEREIN. Without
                   limiting the foregoing, you represent that you understand
                   that you shall not be entitled to any equity interest,
                   profits interest or other interest in the Company (including any of its affiliates, including any fund or other business managed by any of them) except as set forth in a writing
                   signed by the Company. The Company's affiliates are intended beneficiaries under this Letter Agreement

Governing Law;     This Letter Agreement shall be governed by and construed in
Jurisdiction:      accordance with the laws of the State of New York without
                   regard to the principles of conflicts of law thereof.

                   THE PARTIES AGREE THAT EXCLUSIVE JURISDICTION WILL BE IN A
                   COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK AND
                   HEREBY WAIVE OBJECTION TO THE JURISDICTION OR TO THE LAYING
                   OF VENUE IN ANY SUCH COURT.

                                     * * * *

We look forward to a successful employment relationship with you. If the foregoing terms of employment are acceptable, please so indicate in the space provided below.

Very truly yours,

Aircastle Investment Limited

By: /s/ Wesley R. Edens
    ---------------------------------
    Wesley R. Edens

Accepted and agreed to:

/s/ David Walton
-------------------------------------
David Walton